                                                                   EXHIBIT 10.11

                                                                   [LOGO OF PII]

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS OF THIS EXHIBIT MARKED WITH ASTERIKS (***).]

                             Manufacturing Agreement

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR INFORMATION REDACTED FROM THIS PAGE.]

An agreement made on the 17th of March, 2000, between Pharmaceutics International, Inc., of 10819 Gilroy Road, Suite 100, Hunt Valley, MD 21031 ("PII") and Keryx Biopharmaceuticals, Inc., of 216 Jaffa Road, Jerusalem 94383 Israel ("Keryx"),

Whereas Keryx intends to commence clinical trials of its drug KRX-101 (also known as sulodexide) *** contingent on FDA approval of its IND; and

Whereas Keryx requires the manufacture of the clinical trial materials ("CTM") consisting of a certain number of gelcaps containing KRX-101, as well as gelcaps containing a placebo, to conduct such clinical trials; and

Whereas PII has the necessary expertise to manufacture the gelcaps required by Keryx.

It is hereby agreed by and between the parties:

1. Keryx's Responsibilities

        1.1. Keryx shall be responsible for supplying PII with the following items:

                1.1.1.  API - Sulodexide
                1.1.2. Technology transfer document including manufacturing process
                1.1.3.  Cleaning Method
                1.1.4.  Material Safety Data Sheet
                1.1.5.  Packaging protocol

        1.2. Keryx shall supply all special assays required for the drug substance (Factor Xa) and shall source an appropriate outside testing laboratory.

        1.3. Keryx shall be responsible for all analytical method development (for drug product and drug substance) transfer.

2. PII's Responsibilities

        2.1.    Feasibility Batch

                2.1.1. PII shall review the manufacturing protocol supplied by Keryx.
                2.1.2.  PII shall purchase all excipients.
                2.1.3.  PII shall verify the cleaning method supplied by Keryx.
                2.1.4. PII shall then manufacture a feasibility batch of Sulodexide 50 mg and 100 mg of approximately *** gelcaps of each strength to assess the manufacturing parameters. The manufacture of the feasibility batch shall be completed within two (2) weeks of the date on which PII receives the Sulodexide material and the technology transfer document including manufacturing process.

                                                                   [LOGO OF PII]

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR INFORMATION REDACTED FROM THIS PAGE.]

     2.2. Manufacture of the CTM

                2.2.1. PII shall manufacture up to *** gelcaps of each of the following:

                        .       Sulodexide - 50 mg
                        .       Sulodexide - 100 mg
                        .       Placebo - 50 mg
                        .       Placebo - 100 mg

                2.2.2. PII shall accept all the excipients, active pharmaceutical ingredients and packaging components with vendor Certificate of Analysis and perform full testing (4 - 6 weeks).
                2.2.3. PII shall prepare Master Batch Records for the clinical supplies.
                2.2.4. The CTM shall be manufactured, packaged and labeled by PII under cGMP conditions as directed by Keryx in the manufacturing protocol. Manufacturing staff of PII shall wear respirators and Tyvex suits if appropriate.
                2.2.5. Packing component shall be HDPE bottles and blister packs and shall be packaged by PII in accordance with the Keryx protocol.
                2.2.6. The following in-process and finished-product tests shall be performed under cGMP condition on the CTM of each strength or as mutually agreed upon by the parties:

                        .       Visual Inspection
                        .       Shell Hardness
                        .       Weight
                        .       Fill weight

                2.2.7. The following in-process and finished-product tests shall be performed on the placebo CTM or as mutually agreed upon by the parties:

                        .       Visual Inspection
                        .       Absence of active ingredients
                        .       Hardness
                        .       Weight

                2.2.8. PII does anticipate using contract laboratories for some of the activities (for Microbiology testing) in this Agreement. PII shall be responsible for ensuring, in writing, that any contract lab used complied with Good Laboratory Practices and with all other relevant requirements set forth in the Agreement between PII and Keryx.
                2.2.9. Manufacturing and packaging of the CTM shall be completed and the CTM delivered with all appropriate FDA and cGMP requirement documentation, to Keryx or its designee(s) within 4 weeks after full testing is complete.

3. Quality Assurance

        3.1. At least five (5) U.S. working days prior to the scheduled dispatch of each batch of finished gelcaps, PII shall send a sample of the batch to Keryx, or to a third party designated in writing by Keryx. Keryx shall have the sample tested by such third party to ID and release tests.

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR INFORMATION REDACTED FROM THIS PAGE.]

                                                                   [LOGO OF PII]

        3.2. If, after conducting such testing, a sample is determined to have failed to demonstrate the required activity, PII shall redo the entire batch of gelcaps, at its own expense, within seven
                (7) U.S. working days of its receipt of written notification by Keryx of the negative test.

4. Cost

        4.1. The total cost of $ *** including packaging in HPDE bottles, shall be apportioned as follows:

                       Activity                                  Cost
                       --------                                  ----
Section 2.1.3 Verification of Cleaning Method                   $ ***

Section 2.1.4 Feasibility Batches (50 mg/100 mg), Active and
              Placebo (4 batches in total)                      $ ***

Section 2.2.1 Clinical Trial Material Manufacturing:
              50 mg/100 mg 32,000 per batch                     $ ***

              Matching Placebos (4 batches in total)            $ ***

Section 2.2.5 Packaging in Bottles and Blister Packages            TBC

Section 3     General Support                                   $ ***
                                                               --------
Total                                                          $  ***
                                                               ========


        4.2. Payments are due fifteen (15) days from the date of each invoice, except for the first payment, which shall be due five
                (5) days from the date of the invoice. Amounts due shall be invoiced on the following schedule:

Invoice Issue Date                                                    Amount Due
      Day I     Initiation                                              $ ***
                Section 2.1.4 Completion of feasibility batches         $ ***
                Section 2.2.3 Completion of CTM batch records           $ ***
                Section 2.2.9 Release of batches                        $ ***
                                                                       --------
Total                                                                  $  ***
                                                                       ========

        4.3. In addition to the above costs, Keryx shall pay to PII upon receipt of PII's invoice by Keryx for all non-capital materials (excipients, packaging components, HPLC columns, analytical standards and tooling, if any) used in the study at ***. PII shall obtain Keryx's prior written approval for any expenditures greater than $5,000. For high priced items more than $5,000, PII shall charge *** to Keryx, PII shall invoice Keryx for all reasonable and normal out-of pocket travel related expenses, including airfare, room & board, car rental and the like, of PII during any technology transfer phase or project update meetings requested in advance by Keryx. PII shall inform Keryx when non-approvable invoices (under $5,000 items) reaches a total of S5,000.

                                                                   [LOGO OF PII]

5. Indemnification

        5.1. Keryx shall indemnify and hold PII and PII's affiliates and its and their directors, officers, employees and agents, harmless from and against any and all costs and expenses (including attorney's fees) incurred as a result of claims asserted or suits brought against PII and PII's affiliates, and its and their directors, officers, employees and agents arising out of
                (i) any negligence or willful misconduct of Keryx in performing the services hereunder, (ii) any misrepresentation by Keryx or breach by Keryx of any covenant or agreement hereunder, or (iii) any claim asserted by a third party that Keryx in performing the services hereunder has infringed or misappropriated any proprietary or confidential information or intellectual property rights of such third party arising out of materials provided by Keryx to PII.

        5.2. PII shall indemnify and hold Keryx and Keryx's affiliates, and its and their directors, officers, employees and agents, harmless from and against any and all costs and expenses (including attorney's fees) incurred as a result of claims asserted or suits brought against Keryx and Keryx's affiliates, and its and their directors, officers, employees and agents arising out of (i) any negligence or willful misconduct of PII in performing the services hereunder, (ii) any misrepresentation by PII or breach by PII of any covenant or agreement hereunder, or (iii) any claim asserted by a third party that PII in performing the services hereunder has infringed or misappropriated any proprietary or confidential information or intellectual property rights of such third party.

        5.3. In no event shall either party be liable to the other for consequential or indirect damages, including without limitation lost profits or revenues.

6. Termination

        6.1. Keryx, but not PII, shall have the right to terminate this Agreement at anytime and for any reason at the sole discretion of Keryx.

        6.2. Upon such termination, Keryx shall pay all costs incurred by PII for work performed to the date of termination, provided PII provides written evidence that such costs have been incurred and work performed.

        6.3. Within 10 days of the termination of this Agreement, PII shall deliver to Keryx all data, information, reports and any and all related documentation which were, or required to be, developed, generated or derived, directly or indirectly, by PII (or by any subcontractor or agent of PII) for Keryx during the course of the project.

7. Ownership of Materials and Information

        7.1. All data, information, reports and any and all related documentation, which are developed, generated or derived, directly or indirectly, by PII (or by any subcontractor or agent of PII) for Keryx during the course of the project (the "Data"), and all inventions,

                                                                   [LOGO OF PII]

                discoveries, formulae, procedures, processes, technology and any other intellectual property, and any improvements thereto, whether patentable or not, which result or evolve directly, during the course of the project or as a result of the services performed hereunder by PII (or by any subcontractor or agent or PII) (the "Inventions"), shall be and remain the sole and exclusive property of Keryx.

        7.2. Neither PII nor its employees or agents shall have or acquire any right, title or interest in such Data or Inventions, and PII shall promptly disclose in writing to Keryx any Inventions, shall assign any and all rights in any Data and Inventions to Keryx and shall assist Keryx in performing its rights in such Data and Inventions.

8. Nondisclosure

        8.1. PII agrees that it will not use, provide to, disclose to, or permit any third party to use any information, data, or documents which were received from Keryx or which were specifically developed or generated by PII or any third party in this project for Keryx (the "Project Information").

        8.2. PII acknowledges that the Project Information is highly confidential, and PII agrees to return to Keryx all such Project Information upon the termination of this Agreement or completion of this project. PII's obligations with respect to the Project Information shall survive this termination of this Agreement and the completion of this project.

9. Miscellaneous

        9.1. Independent Contractors: PII is providing the services set forth in this Agreement as an independent contractor and, therefore, neither it, its employees, its representatives nor its agents shall have any authority to bind Keryx in any manner.

        9.2. Governing Law: This Agreement and any disputes arising from it shall be governed by the laws of the State of New York.

        9.3. Entire Agreement: This Agreement constitutes the entire agreement between the parties concerning the subject matter of this Agreement and supersedes any prior understanding or write or oral agreement. Its terms may be modified or amended only by a writing signed by authorized signatories of each party.

                                                                   [LOGO OF PII]

AGREED AND ACCEPTED

PHARMACEUTICS INTERNATIONAL, INC.


/s/ Steve King
------------------------------
Steve King
Vice President Business Development

April 3rd 2000
------------------------------
Date

KERYX BIOPHARMACEUTICALS, INC.

/s/ Ira Weinstein
------------------------------
Authorized Agent or Representative
Title: Treasurer


March 30, 2000
------------------------------
Date

Keryx Biopharmaceuticals, Inc.

Billing Contact: Ira Weinstein
                 -------------

                 -------------

                 -------------

                 -------------
P/O Number:
                 -------------